UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2020

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Weldon Street, Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 24, 2020, Scientific Energy, Inc. (the “Company”) filed Form 12b-25, Notification of Late Filing, which reported that the Company expected to file its Annual Report on Form 10-K for the year ended December 31, 2019 within the extension period of 15 calendar days. However, as result of the global outbreak of the COVID-19 virus, on April 8, 2020 the Company evaluated its ongoing effort to prepare and file its Annual Report on the Form 10-K, and concluded that the disruptions in COVID-19 virus have resulted in more limited support from the Company’s staff and professional advisors. This has, in turn, delayed the Company’s ability to complete its audit and prepare the Form 10-K.

On March 25, 2020 the Securities and Exchange Commission (the "SEC") issued an Order under Section 36 (Release No. 34-88465) of the Securities Exchange Act of 1934 ("Exchange Act") granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the "Order"). The Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

The Company will be relying on this Order to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 and expects to file its Annual Report by no later than May 14, 2020,  which is 45 days after the original due date of its Annual Report.

In light of COVID-19, the Company intends to include the following Risk Factor in its Annual Report:

Risk of Health Emergencies and Market Disruption

The occurrence of widespread health emergencies could have a material adverse effect on our business and results of operations. The recent outbreak of coronavirus (“COVID-19”), which has been identified as a “pandemic”, has resulted in decreased economic activity and ongoing health concerns, which have adversely affected the broader global economy. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations and financial conditions but also our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission. Depending on the severity and longevity of the COVID-19 pandemic, our business and shareholders may experience a significant negative impact.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

By:/s/ Stanley Chan

Stanley Chan

President & Chief Executive Officer

Date: April 8, 2020